Exhibit 10.1
                      EMPLOYMENT AGREEMENT


     THIS EMPLOYMENT AGREEMENT, dated as of this 3rd day of September, 1999, and having an "Effective Date" of September 3, 1999, is by and between SCHOOL SPECIALTY, INC., a Delaware corporation (the "Company") and DANIEL P. SPALDING ("Employee").

                            RECITALS

     The  Company desires to continue to employ Employee  and  to have the benefit of his skills and services, and Employee desires
to   accept  employment  with  the  Company,  on  the  terms  and conditions set forth herein.

     This Employment Agreement supercedes and cancels any other prior employment agreements or understandings; written or oral, between the Company and the Employee.

     NOW, THEREFORE, in consideration of the mutual promises, terms, covenants and conditions set forth herein, and the performance of each, the parties hereto, intending legally to be bound, hereby agree as follows:

                           AGREEMENTS

     1. Employment and Duties. The Company hereby agrees to employ the Employee and the Employee hereby accepts employment as the Chairman and Chief Executive Officer of the Company and agrees to devote his full business time and efforts to the diligent and faithful performance of his duties as Chairman and Chief Executive Officer of the Company hereunder under the direction of the Board of Directors of the Company. Such duties shall be performed from headquarters in the Appleton, Wisconsin, area. Throughout the term of this Agreement, the Employee shall be recommended by management of the Company, to its shareholders as a suitable candidate for a position on the Board of Directors of the Company.

     2. Term of Employment. Unless sooner terminated as hereinafter provided, the term of the Employee's employment hereunder shall commence with and only with the Effective Date and shall continue for a period of three (3) years (the "Term"). This Agreement may be terminated prior to the end of the Term in the manner provided herein. In the event that this agreement is not terminated pursuant to the terms of this Agreement, following the first year of the Term of three (3) years or the first year of any renewal terms thereof, said agreement shall extend for successive renewal terms of three (3) years each measured from the date of renewal, unless either party shall notify the other party of their desire to not renew the term of this agreement, with said notice to be made no later than ninety (90) days prior to the expiration of the first year of the Term of this agreement or any then effective first year of any renewal term thereof.

     3. Compensation. For all services rendered by Employee, the Company shall compensate Employee as follows:

         (a) Base Salary. Effective on the date hereof, the annual base salary payable to Employee shall be Two Hundred Twenty-Five Thousand ($225,000) per year or such greater amount as determined from time to time by the Board of Directors of the Company (but not reviewed less frequently than on an annual basis), payable on a regular basis in accordance with the Company's standard payroll procedures, but not less than monthly. It is understood that the base salary is a minimum amount, and shall not be reduced during the term of this Agreement.

         (b) Incentive Bonus. During the initial term and any extensions thereof, Employee shall be eligible to receive an incentive bonus based upon his participation in the Company's senior management bonus program as specified in Exhibit A as attached hereto, or successor senior management bonus programs. The first and last years of employment will be prorated.

         (c) Perquisites, Benefits, and Other Compensation. During the initial term and any extensions thereof, Employee shall be entitled to receive all perquisites and benefits as are customarily provided by the Company to its executive employees, subject to such changes, additions, or deletions as the Company may make generally from time to time, as well as such other perquisites or benefits as may be specified from time to time by the Board of Directors or the Chief Executive Officer of the Company.

     4.  Covenants and Conditions.

         (a) The Employee will acquire information and knowledge respecting the intimate and confidential affairs of the Company in the various phases of its business. Accordingly, the Employee agrees that he shall not
             for   a  period  of  two  (2)  years  following  the
             termination of his employment with the Company, use for himself or disclose to any person not employed by the Company any such knowledge or information heretofore acquired or acquired during the term of this employment hereunder including but not limited to the prescribed requirements of S.134.90 of the Wisconsin Statutes, as hereinafter amended from time to time. Nothing in this agreement shall be construed to limit or supersede the common law of torts or statutory or other protection of trade secrets where such law provides the Company with greater protections or protections for a longer duration than that provided in this section 4 of this Agreement.

         (b) The Employee agrees that all memoranda, notes, records, papers, or other documents and all copies thereof relating to the Company's operations or business, some of which may be prepared by him, and all objects associated therewith (such as models and samples) in any way obtained by him shall be the Company's property. This shall include, but is not limited to, documents and objects concerning any process, apparatus, or product manufactured, used, developed, investigated, or considered by the Company. The Employee shall not, except for Company use, copy or duplicate any of the aforementioned documents or objects, nor remove them from the Company's facilities, nor use any information concerning them except for the Company's benefit, either during his employment or thereafter. The Employee agrees that he will deliver all of the aforementioned documents and objects that may be in his possession to the Company on termination of his employment, or at any other time on the Company's request, together with his written certification of compliance, except for those documents and objects received as a director of the Company.

    5.  Death   or  Disability  of  the  Employee.   The
        Employee's employment shall terminate immediately upon his death. In the event the Employee becomes physically or mentally disabled so as to qualify for disability payments under the then current disability coverage for full time employees of the Company, the Company may at its option terminate his employment upon not less than thirty (30) days written notice. The Company's right to terminate the Employee's employment pursuant to the preceding sentence shall cease in the event the notice of termination provided for therein shall not be given during the period of the Employee's disability or within ninety (90) days after such disability ceases. In the event of termination, the Company shall be obligated to pay the Employee's salary under paragraph 3 hereof, net of the gross amount of Long Term disability benefits received by the Employee, through the balance of the term of this Agreement and any then currently effective extension thereof.

    6.  Termination  and  Severance  Compensation.  The   Company
        reserves   the   right  to  immediately   terminate   the
        Employee's employment under this agreement should any of the following occur:

         (a) The Employee's commission of a felony that is an act which, in the opinion of the Board of Directors, is either abhorrent to the community or is an intentional act, which the Board of Directors considers materially damaging to the reputation of the Company or its successors or assigns.

         (b) The Employee's breach of or failure to perform his obligations in accordance with the terms and conditions of this agreement. However the right of the Company to terminate the employment of the Employee under the terms of this paragraph 6(b) shall be conditioned upon the Company promptly providing to the Employee a written notice which describes the Employee's breach of or failure to perform his obligations in accordance with the terms and conditions of this agreement. The Employee shall have thirty (30) days from the date of the Company's issuance of this notice to cure the described breach or failure. Notwithstanding the above described language, should the Company issue more than one (1) notice in any twelve (12) month period under the terms of this paragraph 6(b), the Employee shall have no cure rights for such breach or failure to perform.

         (c) The death of the Employee.

         (d) The  disability  of the Employee,  as  described  in
             Section 5 above.

         Should the term of the Employee's employment with the Company be terminated pursuant to the terms of Section 6(c) and 7 herein, the Company shall pay to the Employee the Base Salary described in Section 3(a) for the balance of the then effective term of this Agreement.

    7.   Rights and Obligations of Successors. In the event
         that  any  of the following events occur, a  "Change  in
         Control" shall be deemed to occur for the purpose of this Agreement: (a) any person or group of persons acting in concert becomes the beneficial owner, directly or indirectly (excluding ownership by or through employee benefit plans), of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company's then outstanding securities; (b) the Company is combined (by merger, share exchange, consolidation, or otherwise) with another corporation and as a result of such combination less than seventy five percent (75%) of the outstanding
         securities  of  the  surviving or resulting  corporation
         are owned in the aggregate by the former shareholders of the Company; or (c) any person or group of persons acting in concert obtains direct or indirect control of the Board of Directors of the Company, other than the current shareholders of the Company. The Employee shall have the right to terminate his employment under the terms of this Agreement for a period of sixty (60) days following the Change in Control. In the event that the Employee shall not so elect to terminate this Agreement, then this agreement shall be assignable and transferable by the Company to any subsidiary or affiliate or to any subsidiary or affiliate of the Company affiliated with the Change in Control and shall inure to the benefit of and be binding upon the Employee and his heirs and personal representatives and the Company and its successors and assigns. In the event the Employee elects to terminate employment, the Employee shall be paid through the term of this
         Agreement and any then currently effective extension thereof.

     8. Covenant Not to Compete. In consideration of the employment hereunder, the Employee hereby agrees that during the term of his employment by the Company and for a period of twenty four (24) months following the termination of his employment with the Company, the Employee will not either directly or indirectly own, have proprietary interest (except for less than 5% of any listed company or company traded in the over-the-counter market) of any kind in, be employed by, or serve as a consultant to or in any other capacity for any firm, other than the Company and its subsidiaries, engaged in the manufacture and distribution of school supplies, equipment, furniture or other products made and distributed by the Company or any of the Company's present or future subsidiary corporations (acquired during the term of this Agreement) during the period of the Employee's employment in the area where they are engaged in business without the express written consent of the Company. The Employee agrees that a breach of the covenant contained herein will result in irreparable and continuing damage to the Company for which there will be no adequate remedy at law and in the event of any breach of such agreement, the Company shall be entitled to injunctive and such other and further relief including damages as may be proper.

    9. Notice. All notices, demands and other communications hereunder shall be deemed to have been duly given, if delivered by hand or mailed, certified or registered mail with postage prepaid:

         To the Company:   School Specialty, Inc.
                           426 W. College Avenue
                           P.O. Box 1579
                           Appleton, WI 54911
                           Attention: Mr. Daniel P. Spalding
                           Fax: (920) 882-5863

         With a copy to:   Joseph F. Franzoi IV, Esq.
                           Franzoi & Franzoi, S.C.
                           514 Racine Street
                           Menasha, WI 54952
                           Fax: (920) 725-0998

         To Employee:      Daniel P. Spalding
                           350 Park Street
                           Menasha, WI  54952
         or  to  such other address as the person to whom  notice
         is to be given may have specified in a notice duly given to the sender as provided herein. Such notice, request, claim, demand, waiver, consent, approval or other communication shall be deemed to have been given as of the date so delivered, telefaxed, mailed or dispatched and, if given by any other means, shall be deemed given only when actually received by the addressees.

    10. Entire Agreement; Amendment; Waiver. This Agreement (including any documents referred to herein) sets forth the entire understanding of the parties hereto with respect to the subject matter contemplated hereby. Any and all previous agreements and understandings between or among the parties regarding the subject matter hereof, whether written or oral, are superseded by this Agreement. This Agreement shall not be amended or modified except by a written instrument duly executed by each of the parties hereto. Any extension or waiver by any party of any provision hereto shall be valid only if set forth in an instrument in writing signed on behalf of such party.

    11. Expenses. Each party hereto will pay their respective fees, expenses and disbursements of their agents, representatives, accountants and counsel incurred in connection with the subject matter of this Agreement, and its enforcement.

    12.  Governing  Law. This Agreement shall in all respects  be
         construed  according  to  the  laws  of  the  State   of
         Wisconsin, without regard to its conflict of laws principles.

    IN WITNESS WHEREOF, the parties hereto have cause this Agreement to be duly executed as of the date first written above.


                                COMPANY:  SCHOOL SPECIALTY, INC.


                                /s/ David Vander Zanden
                                -----------------------------------
                                David Vander Zanden, President


                                EMPLOYEE:


                                /s/ Daniel P. Spalding
                                ------------------------------------
                                Daniel P. Spalding, Individually

                        School Specialty
                           Fiscal 2000
                        Incentive Program

Executive Plan:

Corporate criteria: 100% on consolidated EBITA

Budget EBITA:  $62,829,000

Payout:

     Below budget:  $-0-
     At budget:     50% of base salary
     Max at Budget + 20%, or $75,395,000 = 100% of base salary

Specialty/Traditional Companies Plan:

Corporate criteria: 25% based upon consolidated EBITA, as above.

Division criteria:  75% based upon Division performance in three areas:

     1.  Budget EBITA:   Max payout:  37.5% of base salary
          Below budget:  $-0-
          At budget:     18.75% of base salary
          Max:  budget + 20% of Division EBITA:  37.5% of base salary

     2.  Return on Average Operating Assets:  Max payout: 18.75% of base salary
          Calc:  EBITA/Gross A/R + Gross Inv. + Net F/A - A/P =
                 Return on Average Operating Assets (RAOA)
                 (average calculated using month-end balance)

               Payout:
               0 - 20% RAOA        0
               21 - 60% RAOA       0 - 18.75% of base salary

     3.   Return on Sales:  Max payout:  18.75% of base salary
           Calc:  EBITA/Net Sales

          Payout:

               Spec. Co's
                    7 - 20% Return on Sales:  0 - 18.75% of base salary
               Trad. Co.
                    6 - 12% Return on Sales:  0 - 18.75% of base salary

Example:

     Corporate EBITA budget                  $63 million
     Spec. Co. EBITA budget                  $10 million
     Executive Base Salary                   $100,000

     If actual performance is a follows:

          EBITA Div.                    $11 million
          Avg. Operating Assets         $28 million
          Net Sales                     $61 million
          EBITA Corp.                   $68 million




Bonus:

25% Corp. EBITA:    $68-$63 = $5 mil. = 75% X $100,000 X 25% =         $18,750
37.5% Div. EBITA:   $10-$11 = $1 mil. = 75% X $100,000 X 37.5% =       $28,125
18.75% RAOA:      11 mil/28 mil = 40 RAOA = 75% X $100,000 X 18.75% =  $14,063
18.75% Rtn on Sales: 11 mil/61 mil = 18% = 85% X $100,000 X 18.75% =   $15,938


              Total Bonus                              $76,876






May 17, 1999